FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 12, 2004

Electronic Data Systems Corporation

(Exact name of registrant as specified in its charter)

Delaware	01-11779	75-2548221
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Legacy Drive

Plano, Texas 75024-3105

(Address of Principal Executive Offices,

Including Zip Code)

Registrant’s telephone number, including area code: (972) 604-6000

Item 5.    Other Events

Electronic Data Systems Corporation (the “Company”) entered into a definitive agreement on March 12, 2004 to sell a 100% equity interest in its UGS PLM Solutions subsidiary for $2.05 billion. The net results of UGS PLM Solutions are included in income from discontinued operations in the Company’s unaudited condensed consolidated statements of operations for the three months ended March 31, 2004.

Attached as Exhibit 99.1 and incorporated by reference herein are the consolidated balance sheets of the Company as of December 31, 2003 and 2002 and the related consolidated statements of operations, shareholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2003, and related notes, restated to reflect income from UGS PLM Solutions as discontinued operations and the assets and liabilities of UGS PLM Solutions as “held for sale,” together with the Independent Auditors’ Report with respect to such financial statements.

Attached as Exhibits 99.2, 99.3 and 99.4 and incorporated by reference herein are Selected Financial Data as of and for the years ended December 31, 2003, 2002, 2001, 2000 and 1999, Schedule II – Valuation and Qualifying Accounts for the years ended December 31, 2003, 2002 and 2001, and Computation of Ratio of Earnings to Fixed Charges for the years ended December 31, 2003, 2002, 2001, 2000 and 1999, respectively, each restated to reflect income from UGS PLM Solutions as discontinued operations and the assets and liabilities of UGS PLM Solutions as “held for sale.”

Item 7.    Financial Statements and Exhibits

(c)	The following exhibits are being filed with this Report:

23	Consent of KPMG LLP

99.1	Independent Auditors Report and consolidated balance sheets of the Company as of December 31, 2003 and 2002 and the related consolidated statements of operations, shareholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2003, and related notes.

99.2	Selected Financial Data as of and for the years ended December 31, 2003, 2002, 2001, 2000 and 1999.

99.3	Valuation and Qualifying Accounts for the years ended December 31, 2003, 2002 and 2001.

99.4	Computation of Ratio of Earnings to Fixed Charges for the years ended December 31, 2003, 2002, 2001, 2000 and 1999.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC DATA SYSTEMS CORPORATION

May 12, 2004	By: /S/ ROBERT H. SWAN
Robert H. Swan, Executive Vice President and Chief Financial Officer

May 12, 2004	By: /S/ SCOT H. McDONALD
Scot H. McDonald, Vice President, Controller and Chief Accounting Officer